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Exhibit 21


                                  SUBSIDIARIES



Domestic Subsidiaries of the Company:
-------------------------------------


   Name of Subsidiary                                State of Incorporation
   ------------------                                ----------------------

   PCT International, Inc.                              Delaware

   Flavors Holdings, Inc.                               Delaware

   Pneumo Abex Corporation                              Delaware

   Concord Pacific Corporation                          Maine

   EVD Holdings Inc.                                    Delaware


Foreign Subsidiaries of the Company:
------------------------------------

   Name of Subsidiary                                   Jurisdiction
   ------------------                                   ------------

   Mafco Establishment                                  Liechtenstein

   EVD Holdings S.A.                                    France

   Extraits Vegetaux Et Derives, S.A.                   France

   Xianyang Concord Natural Products Co. Ltd.           Peoples Rep. of China

   Mafco Weihai Green Industry of Science and
     Technology Co. Ltd. (50% owned)                    Peoples Rep. of China

   Rishmac Produce & Export Co. (45% owned)             Iran

   Boam Produce (Europe) Est. (45% owned)               Liechtenstein